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                            STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT (the "Agreement") is dated as of May 15, 1998 between CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), and Norman R Bobins (the "Optionee").

          The parties agree as follows:

1. GRANT OF OPTION. In order for the new trustee to foster alignment with the Company's shareholders, the Company hereby grants to the Optionee an option (the "Option") to purchase 12,000 shares of the Company's Common Shares of Beneficial Interest, $.001 par value per share (the "Shares") under the terms and conditions hereof.

2. TERM. The Option becomes exercisable and terminates in accordance with the schedule set forth in Section 5 hereof.

3. PRICE. The price of each share purchased by exercise of the Option is $34.375.

4. PARTIAL EXERCISE. The Option, to the extent exercisable under Section 5 hereof, may be exercised in whole or in part provided that the Option may not be exercised for less than 100 shares in any single transaction unless such exercise pertains to the entire number of shares then covered by the Option.

5.   EXERCISE PERIOD.

     (a)  The Option shall become exercisable as follows:


          Time Period                                                        Exercisable
          Prior to the first anniversary of the date of this Agreement       None

          After the first anniversary of the date of this Agreement          One-third

          After the second anniversary of the date of this Agreement         Two-thirds

          After the third anniversary of the date of this Agreement          All



     (b) If it has not been previously terminated pursuant to the terms of this Agreement, the Option shall terminate at the close of business on the day before the tenth anniversary of the date of this Agreement.

     (c) Notwithstanding the foregoing, the Option shall terminate upon the dissolution of the Company.


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6.   METHOD OF EXERCISE.  The Option shall be exercised by written notice by
     Optionee to the Company specifying the number of Shares that such person elects to purchase, accompanied by full payment, in cash or current funds, for such Shares.

7. ISO TREATMENT. It is not intended that the Option shall qualify as an "incentive stock option" as described in section 422 of the Internal Revenue Code of 1986, as amended.

8. RIGHTS OF SHAREHOLDER. No person, estate, or other entity will have the rights of a shareholder with respect to Shares subject to the Options until a certificate or certificates for these Shares have been delivered to the person exercising the Option.

9. RIGHTS OF THE COMPANY. This Agreement does not affect the Company's right to take any corporate action, including other changes in its right to recapitalize, reorganize or consolidate, issue bonds, notes or stock, including preferred stock or options therefor, to dissolve or liquidate, or to sell or transfer any part of its assets or business.

10.  CHANGES IN CAPITALIZATION.

     (a)  In the event that:

          (i) The outstanding Common Shares are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, for a different number or class of shares of beneficial interest or other securities of the Company or for shares of stock or other securities of any other corporation;

          (ii) A recapitalization, split-up or combination of Common shares is effected;

          (iii) New, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Shares, in respect of their ownership of Common Shares; or

          (iv) Any stock dividend is made to the holders of Common Shares;

     (b) Then the Board of Trustees of the Company or the Compensation Committee designated by the Board of Trustees (hereinafter referred to collectively as the "Committee") shall make the appropriate adjustment to:

          (i) The number and class of shares or other securities that may be issued pursuant to exercise of Options;

          (ii) The purchase price to be paid per share under outstanding Options, and/or

          (iii)     The number of shares covered by each outstanding Option.

11. TAXES. The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any shares deliverable under this Agreement, and the Company may defer making delivery until it is indemnified to its satisfaction for that tax.


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12.  STOCK LEGENDS.  Any certificate issued to evidence shares issued under the
     Option shall bear such legends and statements as the Committee deems advisable to assure compliance with all federal and state laws and regulations.

13. ASSIGNABILITY. The Option shall not be transferable other than by will or the laws of descent and distribution. During the Optionee's lifetime, the Option shall be exercisable only by the Optionee, except as otherwise provided herein. The Option shall be transferable, on the Optionee's death, to the Optionee's estate and shall be exercisable, during the Optionee's lifetime, by the Optionee's guardian or legal representative.

14.  TRANSFERABILITY.

     (a) IN GENERAL. No Common Shares acquired pursuant to the exercise of an Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until six months from the date of exercise of the Option.

     (b) SECURITIES LAWS RESTRICTIONS. The Company may impose such other restrictions on any shares issued pursuant to the exercise of Options hereunder as it may deem advisable including, but not limited to, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which the Common Shares is then listed, and with any Blue Sky or state securities laws applicable to such Common Shares. If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of any of the shares to be issued upon the exercise of the Options on any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of or in connection with the issuance of shares hereunder, then no exercise of Options may be made unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee may require the Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of any shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the this Agreement which may be required in connection with such listing, registration, qualification, consent or approval.

     (c) REGISTRATION STATEMENT. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the Common Shares at the time of exercise of the Options, the Company may require the Optionee to represent, in writing, that the shares received are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company shall include on certificates representing shares delivered pursuant to this Agreement such legends referring to


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          the foregoing representations or restrictions and any other applicable restrictions on resale as the Committee, in its discretion, shall deem appropriate.

15. NO RIGHT OF EMPLOYMENT. Nothing in this Agreement shall confer any right on an Optionee to become an employee of the Company.

16. AMENDMENT OF OPTION. The Company may alter, amend, or terminate the Option only with the Optionee's consent, except for adjustments expressly provided by this Agreement.

17. CHOICE OF LAW. The validity, interpretation and administration of this Agreement and of any rules, regulation, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Illinois. Without limiting the generality of the foregoing, the period within which any action in connection with this Agreement must be commenced shall be governed by the laws of the State of Illinois without regard to the place where the act or omission complained of took place, the residence or any party to such action or the place where the action may be brought.

18. MISCELLANEOUS. This Agreement is the final, complete, and exclusive expression of the understanding between the parties and supersedes any prior or contemporaneous agreement or representation, oral or written, between them. Modification of this Agreement or waiver of a condition herein must be written and signed by the party to be bound. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from the Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect.

19. NOTICES. All notices and other communications required or permitted under this Agreement shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows: if to the Company, to the Company's principal office, and if to the Optionee or his successor, to the address last furnished by such person to the Company. Each such notice and communication delivered personally shall be deemed to have been given when delivered. Each such notice and communication given by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and communication given by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answerback is received. A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 19.


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     IN WITNESS WHEREOF, the Optionee and the Company have executed this
Agreement as of the date first written above.



                              CENTERPOINT PROPERTIES TRUST



                              By:  ___________________________________
                                   John S. Gates, Jr.,
                                   President and Chief Executive Officer


                              OPTIONEE


                              __________________________________________
                              Norman R Bobins


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